UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2013

Commission File Number: 000-53462

TIERRA GRANDE RESOURCES INC.
(Exact name of registrant as specified in charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

98-054-3851
(IRS Employer Identification Number)

Cnr Stirling Hwy & Fairlight St.
Mosman Park, Western Australia 6012, Australia
(Address of principal executive offices)

+61 8 9384 6835
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[    ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[    ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 30, 2013, we filed a Consent Solicitation Statement with the US Securities and Exchange Commission in connection with obtaining consent from a majority of our shareholders for the following actions: (i) the appointment of three (3) new directors to our Board of Directors, (ii) the waiver of the annual meeting of shareholders for the fiscal year ending May 31, 2014 and ratification of the waiver by shareholders of all prior annual meetings of shareholders of the company, (iii) the ratification of the following actions previously undertaken by the company with the required consent of shareholders: (a) the appointments of Andrew Gasmier and Brad Evans as directors of our company, (b) our name change to Tierra Grande Resources Inc. (c) the increase in our authorized capital to 500,000,000 shares of common stock, (d) the adoption of our 2012 stock incentive plan, and (e) the adoption of more comprehensive bylaws, and (IV) the approval and ratification of our independent auditors.

We mailed the Consent Solicitation Statement to shareholders on October 5, 2013. On December 11, 2013, we obtained approval from 55.4% of our shareholders with respect to each of the above actions.

Accordingly, effective December 11, 2013, Mark Kalajzich, Miguel Cardozo and Eduardo Ferrero were appointed as directors of our company. The following sets forth a description of the business experience of each of them:

Mark Kalajzich, President and Chief Executive Officer, and Director

Mark Kalajzich has been our President and CEO since June 20, 2013. Mark has held senior executive roles in the Telecommunications, Workforce Management and Retail sectors in Australia and Asia. Mark also has significant experience in Equity Capital Markets and Stock Broking with a fundamental focus of Global Resources and Commodities. He has been heavily involved in the operation and listing of resource companies and for the past 2 years, Mark has successfully foundered and held Executive Director roles in a number of successful start-up entities. Mark continues to hold a Directors role in the Private Venture Capital and Greenfields Investment Company, Chapman Valley Capital. Throughout these positions, Mark has traditionally focused on the creation of corporate structures, the execution of capital management strategies and driven change through management outcomes.

Miguel Cardozo, Director

Dr. Cardozo has over 39 years of gold and base metals experience throughout the Americas, holding senior management roles with companies such as Newmont, North Ltd. and Teck Cominco, as well as in consulting roles to Placer Dome and AurionGold, and he is a Director of Rio Cristal Resources and Minandex, junior exploration companies. As Senior Geologist with Newmont between 1985 and 1995, Dr. Cardozo was responsible for the exploration program that led to the discovery of the Yanacocha gold district, and the Galeno copper-gold porphyry in Peru. He is a member of the Society of Economic Geologists (currently holding the position of Council for the period 2010-2012), the Colegio de Ingenieros del Perú, the Instituto de Ingenieros de Minas del Perú, the Sociedad Geológica del Perú and the Society for Geology Applied to Mineral Deposits. Dr. Cardozo is the current Vice President of the Canada Peru Chamber of Commerce and a former President of its Mining and Exploration Committee. Since 2009, he is the President of the Organizing Committee of the Peruvian Delegation to the yearly PDAC Convention in Toronto. He is also a former President of the Explorers Association of Peru and of the Mining Committee of the Canada Peru Chamber of Commerce

Eduardo Ferrero, Director

Mr Ferrero is an Australian-Peruvian Executive with more than 16 years professional experience in the fields of Engineering, Banking & Finance, Management Consulting and Business Start-Ups. Mr Ferrero has extensive business networks across Corporates, Banks and Government in Australia and Peru. He is a Director of LaEncontre.com, Social Coil, Re/max-Pro and Delante Consultores, and currently lives in Lima with his family.

There are no related party transactions between our company and any of Mr. Kalajzich, Mr. Cardozo or Mr. Ferrero, nor are there any family relationships between our directors or officers and any of them. See the Consent Solicitation Statement on Schedule 14A filed with the SEC on September 30, 2013 for more information.

Item 5.07	Submission of Matters to a Vote of Security Holders

The disclosures set forth in Item 5.02 above are incorporated by reference in this Item 5.07.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2013	TIERRA GRANDE RESOURCES INC.

By: /S/ Mark Kalajzich
Mark Kalajzich
President